STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement, made as of the 13th day of February, 2006 (this “Agreement”), by and between Cambrex Bio Science Walkersville, Inc., a Delaware corporation (“CBSW”) and Ortec International, Inc., a Delaware corporation (“Client”) (each of CBSW and Client a “Party” and, collectively, the “Parties”).

WHEREAS, pursuant to the Cell Therapy Manufacturing Agreement (as amended, the “Manufacturing Agreement”) dated October 29, 2003, the Parties have agreed that CBSW shall manufacture Product for Client under the terms and conditions set forth therein; and

WHEREAS, the Parties wish to provide in this Agreement for certain additional manufacturing services beyond those set forth in the Manufacturing Agreement, but otherwise in accordance with the terms and conditions of the Manufacturing Agreement.

NOW, THEREFORE, the Parties hereto hereby agree as follows.

1.         (a) Unless otherwise indicated, the terms used herein shall have the same meaning as such term is used in the Manufacturing Agreement.

(b) The Manufacturing Agreement shall remain unchanged and in full force and effect.

2.         CBSW shall continue to reserve for Client’s use a Production Suite for the period commencing on January 1, 2006 and ending on June 30, 2006 (the “Services Period”), unless such period shall be extended by written agreement of the Parties. During the Service Period, CBSW shall produce Product in accordance with the manufacturing terms of the Manufacturing Agreement and as provided in a Production Plan agreed to by the Parties. All Product shall upon completed manufacture be the property of Client and shall be delivered in accordance with Client’s written directions.

3.         (a) The charge for the Production Suite shall be One Hundred Thirty Two Thousand, Six Hundred and Twelve Dollars ($132,612) per month (each, a “Monthly Fee”), which shall be payable in accordance with Section 4 below.

(b) In addition to the Monthly Fees described in subsection (a) above, Client will pay for all non-suite fees described in Attachment 3(b) hereto, in cash, within 30 days after receipt of an invoice therefor.

4.         (a) As payment of each Monthly Fee, Client will issue and deliver to CBSW certificate(s) for 736,733 shares of Client common stock within five (5) working days after the end of each calendar month during the Services Period (all such shares issued under this Agreement, the “Shares” or “Registrable

Securities”). Upon each issuance and delivery of the certificate(s) for the Shares, all such Shares shall be duly authorized and validly issued and represent fully paid shares of Client’s Common Stock.

(b) Simultaneously with the execution of this Agreement, Client is issuing to CBSW a warrant authorizing CBSW to purchase 1,105,100 shares of Client Common Stock at an exercise price of $0.75 per share. Such Common Stock warrant (“Warrant”) is attached hereto as Attachment 4(b).

(c)             CBSW may not sell or otherwise transfer any Shares until September 1, 2006, after which date CBSW may only sell up to 1,105,100 Shares in any given calendar month.

5.  Client shall provide CBSW, within five working days of receipt, (a) a copy of all interim clinical trial results concerning the Product, and (b) a copy of all correspondence to and from the FDA.

6.  The Client hereby represents and warrants to CBSW as of the date hereof as follows:

(a) The Client is a corporation duly organized, validly existing under, and by virtue of, the laws of the State of Delaware and is in good standing under such laws. The Client has all requisite corporate power and authority to own and operate its properties and assets, and to carry on its business as presently conducted and as proposed to be conducted. The Client is duly qualified and authorized to transact business and is in good standing as a foreign corporation in each jurisdiction in which the failure so to qualify or be in good standing would have a material adverse effect on its business, properties, or financial condition. The Client has furnished CBSW with copies of its Articles of Incorporation and Bylaws, as may have been amended.

(b) The Client has all requisite legal and corporate power and authority to execute and deliver this Agreement and the Warrant and to sell and issue the Shares and Warrants hereunder, and to carry out and perform its obligations under the terms of this Agreement, the Warrant and the transactions contemplated hereby and thereby.

(c) The authorized and issued capital stock of the Client consists of 51,102,951 shares of Common Stock. All such issued and outstanding shares have been duly authorized and validly issued, are fully paid and nonassessable and have been issued in compliance with the registration or qualification provisions of the Securities Act of 1933, as amended (the “Securities Act”) and any relevant state securities laws or pursuant to valid exemption therefrom.

(d) All shares of Common Stock issued under this Agreement and the Warrant shall have the rights, preferences, privileges and restrictions set forth in the Articles of Incorporation.

(e) The Client has reserved a sufficient number of shares of its Common Stock for issuance pursuant to this Agreement and the Warrant, and any other stock purchase agreement heretofore or concurrently herewith executed by the Client or pursuant to the exercise of options to be granted under employment agreements of the Client.

(f) All corporate action on the part of the Client, its officers, directors and stockholders necessary for the authorization, execution, delivery and performance of this Agreement and the Warrant, the authorization, sale, issuance (or reservation for issuance) and delivery of the Common Stock and the performance of all of the Client’s obligations hereunder and under the Warrant have been taken or will be taken prior to delivery of the Common Stock to CBSW. This Agreement and the Warrant constitute valid and legally binding obligations of the Client, enforceable in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies and (iii) to the extent that any provisions contained in the Warrant may be limited by applicable laws or principles of public policy.

(g) The shares of Common Stock issued under this Agreement and the Warrant, when issued, sold and delivered in compliance with the provisions of this Agreement, will be duly and validly issued, fully paid and nonassessable and issued in compliance with applicable federal and state securities laws, and will be free and clear of any liens or encumbrances; provided, however, that such shares may be subject to restrictions on transfer under state and/or federal securities laws.

7.	CBSW represents and warrants to the Client as follows:

(a) CBSW will be acquiring the Shares for investment for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof. CBSW understands that the Shares have not been, and will not be when issued, registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the representations as expressed herein.

(b) CBSW acknowledges that the Shares must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from such registration is available. CBSW is aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, which may include, among other things, the existence of a public market for the shares, the availability of certain current public information about the Client, the resale occurring not less than one year after a party has purchased and paid for the security to be sold, the sale being effected through a “broker’s transaction” or in transactions directly with a “market maker” and the number of shares being sold during any three-month period not exceeding specified limitations.

(c) CBSW has not incurred, and will not incur, directly or indirectly, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

(d) It is understood that each certificate representing the Shares shall bear the following legend:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT, AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED (UNLESS SUCH TRANSFER IS TO AN AFFILIATE OF THE HOLDER HEREOF, IN WHICH CASE NO SUCH OPINION SHALL BE REQUIRED).”

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AS SET FORTH IN AN AGREEMENT ENTERED INTO BY THE HOLDER OF THESE SHARES AND THE COMPANY. A COPY OF SUCH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY.”

8.  With a view to making available the benefits of certain rules and regulations of the Commission that may at any time permit the sale of any Shares to the public without registration, for so long as CBSW owns any Registrable Securities, the Client agrees to:

(a)	Make and keep adequate, current public information available, as those terms are understood and defined in Rule 144, at all times;

(b)	File with the Securities and Exchange Commission (the “Commission”) in a timely manner all reports and other documents required of the Client under the Securities Exchange Act of 1934, as amended; and

(c)

So long as CBSW owns any Registrable Securities, furnish to CBSW forthwith upon request a written statement by the Client as to its compliance with the reporting requirements of Rule 144, a copy of the most recent annual or quarterly report of the Client, and such other reports and documents of the Client as CBSW may reasonably request in availing itself of any rule or regulation of the Commission allowing CBSW to sell any such securities without registration; provided, that the Client shall not be required to provide, under this paragraph, any reports or documents which are publicly available on the Commission’s EDGAR system.

9.  (a) Client shall prepare and file with the Commission a registration statement under the Securities Act of 1933, as amended (the “Act”), on Form S-3 or other appropriate form (the “Registration Statement”), so as to permit a public offering and resale of all of the Shares under the Act by CBSW. Client will use its best efforts to cause the Registration Statement to be declared effective under the Act as promptly as possible after the filing thereof, but in any event prior to the August 31, 2006. Client will maintain the Registration Statement and any post-effective amendment thereto filed under this Section 9 effective under the Act until the earliest of (i) the date that all of the Shares have been sold pursuant to such Registration Statement, (ii) the date CBSW receives an opinion of counsel to Client that the Shares may be sold under the provisions of Rule 144, (iii) the date that all Shares have been otherwise transferred to persons who may trade such shares without restriction under the Act, and Client has delivered a new certificate or other evidence of ownership for such securities not bearing a restrictive legend, or (iv) the date all Shares may be sold at any time pursuant to Rule 144(k) or any similar provision then in effect under the Act in the written opinion of counsel to Client, addressed to Client’s transfer agent to such effect.

(b) Client, at its expense, shall furnish to CBSW with respect to the Shares registered under the Registration Statement such reasonable number of copies of the Registration Statement, prospectuses and preliminary prospectuses in conformity with the requirements of the Act and such other documents as CBSW may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Shares by CBSW.

(c) All fees, disbursements and out-of-pocket expenses and costs incurred by Client in connection with the preparation and filing of the Registration Statement under this Section 9 and in complying with applicable securities and Blue Sky laws (including, without limitation, all attorneys' fees of Client) shall be borne by Client. CBSW shall bear the cost of all fees and expenses of CBSW’s counsel.

10.               This Agreement and the exhibits hereto constitute the entire agreement between the Client and CBSW relative to the subject matter hereof. No party shall be bound or liable to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein. Subject to the exceptions specifically set forth in this Agreement, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective executors, administrators, heirs, successors and assigns of the parties (including transferees of any securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

11.               This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts entered into and wholly to be performed within the State of New York by New York residents, without regard to its conflicts of law principles.

12.               This Agreement may be executed in two or more counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

13.               The headings of the Sections of this Agreement are for convenience and shall not by themselves determine the interpretation of this Agreement.

14.               Any notice required or permitted to be given to a party pursuant to the provisions of this Agreement will be in writing and will be deemed to be effective on the earliest of (i) the date of delivery by hand delivery or facsimile, (ii) the business day after deposit with a nationally-recognized courier or overnight service, including Express Mail, for United States deliveries, (iii) the third business day after deposit with an internationally recognized courier or overnight service for deliveries outside the United States, or (iv) five (5) business days after deposit in the United States mail by registered or certified mail for United States deliveries. All notices not delivered personally or by facsimile will be sent with postage and other charges prepaid and properly addressed to the party to be notified at the address set forth below such party’s signature on this Agreement or at such other address as such party may designate by ten (10) days advance written notice to the other parties hereto. All notices for delivery outside the United States will be sent by facsimile, or by nationally recognized courier or overnight service. Any notice given hereunder to more than one person will be deemed to have been given, for purposes of counting time periods hereunder, on the date given to the last party required to be given such notice.

15.               Any provision of this Agreement may be amended by a written instrument signed by the Client and by persons holding at least a majority of the aggregate of the then outstanding shares of Common Stock which were acquired pursuant to this Agreement and upon exercise of the Warrants issued pursuant to Section 4(b) of this Agreement.

16.               The Client and CBSW will indemnify each other against all liabilities incurred by the indemnifying party with respect to claims related to investment banking or finders fees in connection with the transactions contemplated by this

Agreement, arising out of arrangements between the party asserting such claims and the indemnifying party, and all costs and expenses (including reasonable fees of counsel) of investigating and defending such claims.

17.               If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

18.               The representations, warranties, covenants and agreements of the parties contained herein shall survive the consummation of the purchase and sale of the Shares contemplated in this Agreement, and each party recognizes that the other is relying on such other party’s representations, warranties, covenants and agreements.

19.               Each party will pay its own fees and expenses incurred in connection with the transactions contemplated in this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Stock Purchase Agreement as of the day and year first above written.

The Client:	Ortec International, Inc.,

By:	/s/ Ron Lipstein

Name: Ron Lipstein
Title: Chief Executive Officer

Address:

3960 Broadway

New York, NY 10032

CBSW:	Cambrex Bio Science Walkersville, Inc.,

By: /s/ Shawn P. Cavanagh

Name: Shawn P. Cavanagh

Title: Senior Vice President

Address:

8830 Biggs Ford Road,

Walkersville, MD, 21793